EXHIBIT 10.13

BASE SALARY AND TARGET BONUS
FOR THE NAMED EXECUTIVE OFFICERS

The following table sets forth the current annual base salaries and target bonuses of the Chief Executive Officer and the other named executive officers of Zale Corporation (the “Company”).

Name	Base Salary	Target Bonus %

Neal L. Goldberg Chief Executive Officer	$1,025,000	125%

Theo Killion President	$595,000	75%

Matthew W. Appel Executive Vice President and Chief Financial Officer	$400,000	75%

William Acevedo Executive Vice President and Chief Stores Officer	$450,000	75%

Gil Hollander Executive Vice President, Chief Sourcing and Supply Chain Officer	$475,000	60%

For additional information regarding the compensation of the Company’s executive officers, please refer to the information under the headings “Executive Compensation” in the Company’s definitive Proxy Statement on Schedule 14A, as filed with the Securities and Exchange Commission.